CAPITAL CITY BANK GROUP, INC.
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
             --------------------------------------

THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN was authorized and and approved on September 18, 1995, by the Board of Directors of Capital City Bank Group, Inc. (hereinafter the "Company"). It is intended to be an unfunded, nonqualified deferred compensation plan for the benefit of certain highly compensated executives of the Company and its subsidiaries to be selected from time to time in the sole discretion of the Board of Directors of the Company. Employees selected to participate in this Plan shall execute a Deferred Compensation Agreement, a form of which is attached hereto as Exhibit "A". All references to the "Qualified Plan" of the Company shall mean the Capital City Bank Group, Inc. Retirement Plan, a defined benefit pension plan qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), covering the employees of the Company and its subsidiaries.

     1. Supplemental Retirement Benefits. The supplemental retirement benefits available to a participating employee under this Plan shall be computed utilizing the same pension benefit formula under the Qualified Plan, except that the compensation limitation under the Code used to determine the average monthly compensation of the participant will not apply. Under this Plan, the monthly retirement benefit will be capped at 60% of the average

              CAPITAL CITY BANK GROUP, INC.
          Supplemental Executive Retirement Plan
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monthly compensation after offset by the amount of pension benefit under the Qualified Plan.

A participant's Monthly Benefit at Normal Retirement under this Plan shall be determined by the following formula:

     Monthly Benefit at Normal Retirement = (A + B + C) -D, where:

     "A" equals 1.9% of the average monthly compensation (determined as of the calculation date) multiplied by the participant's credited service after December 31, 1988 determined as of the calculation date but limited to 30 years) .

     "B" equals .38% (.4% if born prior to 1955 and after 1937, or .424% if born prior to 1938) of the participant's average monthly compensation determined as of the calculation date which is in excess of $2,000, multiplied by the participant's credited service earned after December 31,1988 (determined as of the calculation date, and limited to the smaller of 30 years, or 35 years minus the years of credited service as of December 31,
     1988), and

     "C" equals the accrued benefit as of December 31, 1988 under the prior retirement formula, adjusted for changes in the participant's average monthly compensation since
     1988.

     "D" equals the monthly benefit payable under the Qualified Plan.

     2. Mid-Career Hires. The Board of Directors, in its sole discretion, may credit a Participant who was a mid-career hire by the Company with additional years of service under this Plan to compensate such Participant for retirement benefits lost under a prior employer's pension plan. The Board of Directors may also, in its sole discretion, choose to offset benefits under this Plan by any pension benefits accrued under a prior employer's pension plan

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            Supplemental Executive Retirement Plan
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on behalf of a Participant who was a mid-career hire by the
Company.

     3. Late or Earlv Retirement Benefits. The eligibility and method of determining the computation of late retirement benefits or early retirement benefits shall be the same as under the Qualified Plan. However, the Board of Directors, in its sole discretion, may waive any reduction of benefits due to early retirement.

     4. Payment of Retirement Benefits. On the date one year prior to the Participant's Normal Retirement Date or Early Retirement Date, as the case may be, the Participant may elect to receive his retirement benefit in one actuarily determined lump sum amount within 90 days after the Participant's actual retirement; otherwise, the Participant shall receive his retirement benefits in equal monthly installments over the remainder of his life, commencing on the 15th day of the first month following his actual retirement, as determined herein.

     5. Death Benefits. If a Participant should die after retirement but before his retirement benefits are fully paid under this Plan, such retirement benefits will continue to be paid to the Participant's designated beneficiary under the Deferred
Compensation Agreement based on the election made prior to

               CAPITAL CITY BANK GROUP, INC.
           Supplemental Executive Retirement Plan
                      Page 3 of 8

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retirement. If a Participant dies prior to retirement and prior to his election, the computed death benefit will be equal to the greater of 24 times the average monthly compensation, or the accrued retirement benefit as computed under this Plan, prior to offset for benefits under the Qualified Plan. The computed death benefit will then be offset by the death benefit paid under the Qualified Plan. The death benefits as determined by the preceding provisions of this Paragraph 5 will be paid monthly to the Participant's designated beneficiary under the Deferred Compensation Agreement on an actuarially equivalent basis for his or her lifetime, but for not less than 120 months. If the Participant fails to designate a beneficiary (or beneficiaries) on the Deferred Compensation Agreement, or if there is no surviving designated beneficiary at the Participant's death, then such death benefits under this paragraph shall be payable in one lump sum amount to the Participant's estate within five (5) years after the date of the Participant's death.

     6. Disability Benefits. Benefits payable under this Plan upon the Participant's permanent disability shall be calculated under the same formula as provided in the Qualified Plan, except that the compensation and benefit limitations imposed upon qualified defined benefit pension plans under the Code shall not be taken into account. The disability benefits payable under this Plan will be offset by any disability benefits payable under the Qualified Plan.

                  CAPITAL CITY BANK GROUP, INC.
              Supplemental Executive Retirement Plan
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     7. Chanqe in Control. In the event of a change in control
of the Company, the Participant will be credited with an additional two years of credited service for purposes of computation of retirement benefits under this Plan. Accrued benefits based upon normal retirement shall be payable to the Participant within 30 days of the change in control. "Change in control" shall be defined to include a sale of substantially all of the assets of the Company, a change in share ownership of greater than 50% within a 24-month period, or any other determination of change in control made by the Board of Directors.

     8. Plan Termination. This Plan may be terminated at any time by the Board of Directors. However, all supplemental retirement benefits accrued under this Plan prior to termination shall be non-forfeitable except as provided in Paragraph 10 herein. Any offsets from the Qualified Plan shall be based on benefits accrued through the date of termination of this Plan, and the benefits accrued under this Plan as determined by this Paragraph upon Plan termination shall be paid in accordance with the provisions of Paragraph 4 herein.

     9. Ownership of Assets. Until made available to the Participant or his designated beneficiary as provided herein, all amounts of compensation deferred under this Plan shall remain for all purposes a part of the general funds of the Company (without being restricted to the provisions of benefit under this Plan) and shall be subject to the claims of the Company's general creditors.

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           Supplemental Executive Retirement Plan
                      Page 5 of 8

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No person other than the Company shall, by virtue of the provisions of this Plan and any Deferred Compensation Agreement with a Participant, have any interest in such funds. To the extent that any person acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     10. Forfeiture. Notwithstanding anything herein contained to the contrary, no payment of any then-unpaid installments of deferred compensation shall be made, and all rights under this Plan of the Participant, his designated beneficiary, personal representatives, heirs, or administrators, or any other person, to receive payments thereof, shall be forfeited if either or both of the following events shall occur:

          A. The Participant shall engage in any activity or conduct which, in the opinion of the Board, is inimical to the best interests of the Company and is or would be cause for involuntary termination of the Participant's employment.

          B. After the Participant ceases to be employed by the Company, he shall fail or refuse to provide advice and counsel to the Company when reasonably requested to do so.

     11. Spendthrift Provision. The right of the Participant or any other person to the payment of deferred compensation or other benefits under this Plan shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.

                CAPITAL CITY BANK GROUP, INC.
           Supplemental Executive Retirement Plan
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     12. No Employment Contract. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity.

     13. Other Benefit Plans. Any deferred compensation payable under this Plan shall not be deemed "salary" or "other compensation" to the Participant for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

     14. Administration. This Plan will be administered by the Board of Directors. The Board may appoint a representative to handle daily administrative matters. The interpretation of any provisions of this Plan shall rest solely with the Board, and any decisions or interpretations by the Board as to a Participant's rights or benefits under this Plan shall be final, binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith. Except as otherwise provided herein, the terms used within this Plan shall have the same meaning as those terms used under the Qualified Plan.

     15. Bindinq Effect. This Plan and the Deferred Compensation
Agreement with the Participant shall be binding upon and inure to

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           Supplemental Executive Retirement Plan
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the benefit of the Company, its successors and assigns, and the
Participant and his designated beneficiary, personal representatives, heirs, and administrators.

     16. Governing Law. This Plan shall be governed by the laws of the state of Florida.


IN WITNESS WHEREOF, this Plan has been executed by the duly authorized officers of the Company on the 22nd day of March, 1996, effective as of January 1, 1996.


                                     CAPITAL CITY BANK GROUP, INC.
                                     By  /s/ DuBose Ausley
                                         -------------------------
                                         DuBose Ausley, Chairman

Attest:  /s/ J. Kimbrough Davis
         ----------------------
         Its Secretary


                    CAPITAL CITY BANK GROUP, INC.
                 Supplemental Executive Retirement Plan
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